Exhibit 99.01

Dexcom Reports Preliminary, Unaudited Revenue for the Fourth Quarter and Fiscal Year 2020 and Provides Initial 2021 Outlook

SAN DIEGO, CA - (BUSINESS WIRE-January 11, 2021) - DexCom, Inc. (Nasdaq: DXCM), the leader in continuous glucose monitoring (“CGM”), today reported that it expects preliminary, unaudited revenue for the fourth quarter ended December 31, 2020 to meet or exceed $567 million, an increase of 23% over the fourth quarter of 2019. U.S. revenue is expected to be approximately $451 million, representing growth of 20% over the fourth quarter of 2019. International revenue is expected to be approximately $116 million, an increase of 33% over the fourth quarter of 2019.

For fiscal 2020, total preliminary, unaudited revenue is expected to meet or exceed $1.925 billion, an increase of more than 30% over 2019.

“Dexcom demonstrated its resilience in the face of the unique challenges of 2020, delivering revenue growth of nearly $450 million over 2019 and making several significant steps to extend our growth opportunity well into the future. I am incredibly proud of the work of our teams and want to express my gratitude to our employees for prioritizing the care of our customers and service to our communities throughout the year,” said Kevin Sayer, Dexcom’s Chairman, President and CEO. “2021 is shaping up to be an exciting year for Dexcom and we look forward to updating you on our continued progress.”

2021 Outlook

For 2021, Dexcom currently anticipates total revenue of approximately $2.21 billion to $2.31 billion, representing expected growth of approximately 15% to 20% over 2020. This growth outlook considers sensor volume growth driven by increasing CGM awareness for people with Type 1 and Type 2 diabetes, continued international expansion, shifting channel mix and overall market dynamics.

Dexcom will provide further details related to its 2021 financial expectations on the fourth quarter earnings call.

Fourth Quarter 2020 Financial Results Conference Call

Dexcom will report its audited full fourth quarter and fiscal 2020 financial results on Thursday, February 11, 2021 after the close of market. Management is currently scheduled to host a conference call at 4:30 p.m. (Eastern Time) that day. More details will be provided later.

About DexCom, Inc.

DexCom, Inc. empowers people to take control of diabetes through innovative continuous glucose monitoring (CGM) systems. Headquartered in San Diego, California, Dexcom has emerged as a leader of diabetes care technology. By listening to the needs of users, caregivers, and providers, Dexcom simplifies and improves diabetes management around the world.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements that are not purely historical regarding Dexcom’s or its management’s intentions, beliefs, expectations and strategies for the future, including those related to Dexcom’s expected revenue for the fourth quarter of and the full fiscal year 2020, estimated revenue for fiscal 2021, expected 2021 growth in sensor volumes and international revenue. All forward-looking statements included in this press release are made as of the date of this release, based on information currently available to Dexcom, deal with future events, are subject to various risks and uncertainties, and actual results could differ materially from those anticipated in those forward-looking statements. The risks and uncertainties that may cause actual results to differ materially from Dexcom’s current expectations are more fully described in Dexcom’s Annual Report on Form 10-K for the period ended December 31, 2019, as filed with the Securities and Exchange Commission on February 13, 2020, its most recent quarterly report on Form 10-Q for the period ended September 30, 2020, as filed with the Securities and Exchange Commission on October 27, 2020, and its other reports, each as filed with the Securities and Exchange Commission. Except as required by law, Dexcom assumes no obligation to update any such forward-looking statement after the date of this report or to conform these forward-looking statements to actual results.

FOR MORE INFORMATION:

Steven R. Pacelli

Executive Vice President, Strategy and Corporate Development

(858) 200-0200

www.dexcom.com